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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-70468, 333-146223 and 333-163712 on Forms S-8 of our reports dated December 14, 2011, relating to the consolidated financial statements of Innovative Solutions and Support, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Innovative Solutions and Support, Inc. and subsidiaries for the year ended September 30, 2011.

/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 14, 2011

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  Exhibit 23.1